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                          EXHIBIT 21.01

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       SUBSIDIARIES OF SHOWBOAT MARINA CASINO PARTNERSHIP

                                      STATE OF
NAME                                  INCORPORATION     PARENT COMPANY
----                                  -------------     --------------
Showboat Marina Finance Corporation   Nevada            Showboat Marina Casino Partnership

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